Exhibit 5

                  Robinson, Bradshaw & Hinson, P.A.
                           Attorneys at Law
                 101 North Tryon Street, Suite 1900      South Carolina Office
                   Charlotte, North Carolina 28246       The Guardian Building
                                                          223 E. Main Street,
                      Telephone (704) 377-2536                 Suite 600
                         Fax (704) 378-4000            Post Office Drawer 12070
                                                         Rock Hill, S.C. 29731

                                                       Telephone (803) 325-2900
                                                          Fax (803) 325-2929
                                April 25, 2001


Culp, Inc.
101 South Main Street
Post Office Box 2686
High Point, North Carolina 27261-2686

Re: Registration Statement on Form S-8 of Culp, Inc.

Ladies and Gentlemen:

      We have served as counsel to Culp, Inc., a North Carolina corporation (the "Company"), in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 106,000 shares of the Company's common stock, $.05 par value per share (the "Shares"), to be issued by the Company pursuant to the Culp, Inc. 1997 Performance-Based Option Plan (the "Plan"), and associated rights to purchase Series A Participating Preferred Stock of the Company (the "Rights") issued pursuant to a Rights Agreement, dated as of October 8, 1999 (the "Rights Agreement") between the Company and Equiserve Trust Company, N.A., as Rights Agent.

      We have examined the Plan, the Rights Agreement, the Articles of Incorporation of the Company and the amendments thereto listed as exhibits to the Registration Statement (the "Charter"), the Restated and Amended Bylaws of the Company listed as an exhibit to the Registration Statement (the "Bylaws"), and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

      We have assumed (i) the authority  and  genuineness  of all  signatures,
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

      Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

            1. The Shares, if and when originally issued and sold by the Company pursuant to the terms and conditions of the Plan, and upon payment of the consideration, if any, payable therefor pursuant to the Plan, will be legally issued, fully paid and nonassessable and will represent validly authorized and outstanding shares of common stock of the Company.

            2. The Rights associated with the Shares, if and when originally issued by the Company pursuant to the terms and conditions of the Rights Agreement, will be validly issued, fully paid and nonassessable, and will be valid and binding obligations of the Company.

      We have assumed that the Company and those officers and employees that may receive options to purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares or Rights.

      The  opinions  expressed  herein are  contingent  upon the  Registration
Statement becoming effective under the Securities Act of 1933 and the Charter, Bylaws and Rights Agreement not being further amended prior to the issuance of the Shares or Rights.

      The foregoing opinions are limited to the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction.

Culp, Inc.
April 25, 2001
Page 2
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      We hereby  consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     ROBINSON, BRADSHAW & HINSON, P.A.

                                     /s/ Robinson, Bradshaw & Hinson, P.A.